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Exhibit 23.4

Independent Auditors' Consent

The Board of Directors
Real Mex Restaurants, Inc.:

We consent to the use of our report dated August 13, 2004, except as to the fourth paragraph of note 2(a) and note 19, which are as of September 17, 2004, with respect to the consolidated balance sheet of Chevys Holdings, Inc. and Subsidiaries (Debtors-in-Possession) as of December 30, 2003, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the year then ended, and to the reference to our firm under the caption "Experts" in the Registration Statement of Real Mex Restaurants, Inc. (Form S-4 No. 333-124670) and related prospectus.

Our report dated August 13, 2004, except as to the fourth paragraph of note 2(a) and note 19, which are as of September 17, 2004 contains explanatory paragraphs that state that the Company filed for reorganization under Chapter 11 of the United States Bankruptcy Code. The accompanying financial statements do not purport to reflect or provide for the consequences of the bankruptcy proceedings. In particular, such financial statements do not purport to show (a) as to assets, their realizable value on a liquidation basis or their availability to satisfy liabilities; (b) as to prepetition liabilites, the amounts that may be allowed for claims or contingencies, or the status and priority thereof; (c) as to shareholder accounts, the effect of any changes that may be made in the capitalization of the Company; or (d) as to operations, the effect of any changes that may be made in its business. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As a result of the bankruptcy filing, realization of assets and satisfication of liabilities, without substantial adjustments and/or changes in ownership, are subject to uncertainity and raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include adjustments that might result from the outcome of this uncertainty.

/s/ KPMG LLP

San Francisco, California
May 5, 2005

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  Exhibit 23.4